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                                                                   EXHIBIT 10.32


                                RELEASE AGREEMENT


I, BRUCE EHLERS, understand that my position with American Technology Corporation (the "Company") will be terminated effective 09/09/2004 (the "Separation Date"). The Company has agreed that in exchange for my signature on this Agreement and the promises and covenants herein, the Company will pay me severance in the amount of one (1) month of base salary minus the standard withholdings and deductions. This payment will be made within three (3) business days of the date I submit this signed Agreement to the Company. I understand that I am not entitled to this severance payment unless I sign this Agreement. I understand that in addition to this severance the Company has paid me all of my accrued salary and vacation, to which I am entitled by law.

In exchange for the consideration provided to me by this Agreement that I am not otherwise entitled to receive, I hereby unconditionally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

In giving this release, which includes claims which may be unknown to me at present, I hereby acknowledge that I have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

I hereby expressly waive and relinquish all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.


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I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Agreement; (b) I should consult with an attorney prior to executing this release; (c) I have twenty-one (21) days within which to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release to revoke the Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by me and by the Company ("Effective Date").

I acknowledge my continuing obligations under my Employee Nondisclosure and Invention Assignment Agreement (attached Exhibit A). Pursuant to the Employee Nondisclosure and Invention Assignment Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control.

This Agreement including Exhibit A hereto constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Agreement may only be modified by a writing signed by both me and a duly authorized officer of the Company.

I accept and agree to the terms and conditions stated above:

   10/14/04                                            /s/ Bruce Ehlers
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   Date                                                  Bruce Ehlers

   10/25/04                                       /s/ Michael A. Russell
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   Date                                       AMERICAN TECHNOLOGY CORPORATION


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